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                                                                    EXHIBIT 99.1



                                              For Additional Information,
                                              Contact Robert O. Bratton,
                                              Chief Financial Officer
                                              First Charter Corporation
                                              (704) 721-4473
                                                     or
                                              Jan H. Hollar,
                                              Chief Financial Officer
                                              Carolina First BancShares, Inc.
                                              (704) 732-6208

For Immediate Release
March 21, 2000


                         FIRST CHARTER CORPORATION AND
               CAROLINA FIRST BANCSHARES, INC. ANNOUNCE FAVORABLE
                          SHAREHOLDER VOTES FOR MERGER

Concord, North Carolina - First Charter Corporation (Nasdaq: FCTR) and Carolina First BancShares, Inc. (Nasdaq: CFBI) jointly announced today that the shareholders of each company have approved the merger transaction between the two companies, at separate meetings held today. The merger transaction, which has received applicable regulatory approval, is expected to close in April. Actual consummation of the transaction is subject to the expiration of all waiting periods imposed in connection with such regulatory approval and certain other standard conditions.

Carolina First shareholders will receive 2.267 shares of common stock of First Charter for each share of Carolina First common stock in connection with the merger.

First Charter also announced that it has rescinded its previously announced 1,000,000 share stock repurchase program having repurchased a total of 994,148 shares.